Exhibit 99.1

Solar Capital Ltd. Announces Quarter Ended September 30, 2016 Financial Results; 1% NAV Increase and $0.45 NII per Share, Excluding One-time Credit Facility Amendment Expenses; Declares Quarterly Distribution of $0.40 per Share for Q4, 2016

NEW YORK — November 2, 2016— Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income, excluding the net impact of non-recurring expenses, of $19.1 million, or $0.45 per average share, for the quarter ended September 30, 2016. Including approximately $2.7 million of non-recurring expenses related to the amendment and extension of our credit facility, net investment income was $17.0 million, or $0.40 per average share for the third quarter.

At September 30, 2016, net asset value (NAV) grew to $21.72 per share. At the end of the third quarter, the investment portfolio, on a cost and fair value basis, remained over 99% performing. At September 30, the fair value of the Company’s Comprehensive Investment Portfolio* was $1.6 billion.

Also on November 2, 2016, the Company’s Board of Directors declared a fourth quarter distribution of $0.40 per share payable on January 4, 2017 to stockholders of record on December 15, 2016. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2016:

Comprehensive Investment portfolio* fair value: $1.6 billion

Number of portfolio companies*: 95

Net assets: $917.6 million

Net asset value per share: $21.72

Portfolio Activity** for the Quarter Ended September 30, 2016:

Investments made during the quarter: $54.5 million

Investments prepaid and sold during the quarter: $158.4 million

Operating Results for the Quarter Ended September 30, 2016:

Net investment income***: $19.1 million

Net investment income per share***: $0.45

Net realized and unrealized gain: $8.6 million

Net increase in net assets from operations: $25.6 million

*	The Comprehensive Investment Portfolio, including number of portfolio companies, is comprised of the Company’s investment portfolio, Crystal Financial’s full portfolio, and the senior secured loans held by Senior Secured Unitranche Loan Program (“SSLP”) and Senior Secured Unitranche Loan Program II (“SSLP II”) attributable to the Company (but excluding the fair value of the equity interests in Crystal Financial and the SSLP and SSLP II).
**	Includes investment activity of SSLP and SSLP II attributable to the Company and excludes SSLP and SSLP II membership interests. Excludes any investment activity in revolving credit facility assets.
***	Including non-recurring costs related to the amendment and extension of the credit facility, net investment income was $17.0 million or $0.40 per average share.

“We are pleased to report that our NII per share of $0.45, excluding one-time expenses, again exceeded our $0.40 per share quarterly distribution,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “As we continue to grow the portfolio through our multiple strategic initiatives—Crystal Financial, life science lending and our stretch first lien senior secured loan program, we believe the earnings from these expected low-to-mid-teen ROE businesses will enable us to achieve a sustainable run-rate NII per share in the mid $0.40’s. Equally important, we are pleased to report another quarter of book value appreciation, resulting from the overall strong performance of our portfolio. Over 99% of our portfolio is performing and we continue to have no exposure to energy or commodities. As conservative credit investors, we’re focused on net asset value preservation, as well as achieving NII per share growth.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, November 3, 2016. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 94327887 when prompted. A telephone replay will be available until November 17, 2016 and can be accessed by dialing (855) 859-2056 and using the passcode 94327887. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company’s website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Portfolio and Investment Activity

Investment Activity

During the three months ended September 30, 2016, Solar Capital, including its stretch senior loan program, had gross originations of $54.5 million across nine portfolio companies. Investments sold or prepaid during the quarter ended September 30, 2016 totaled approximately $158.4 million.

Portfolio Composition

At September 30, 2016, the weighted average yield on our income-producing investments, inclusive of our equity interests in Crystal Financial and SSLP and SSLP II, was 10.0%, measured at fair value, and 10.3%, measured at amortized cost. As of September 30, 2016, we continued to have only one issuer on non-accrual status, representing approximately 0.6% of the cost of the investment portfolio.

Our Comprehensive Investment Portfolio composition at September 30, 2016 was as follows:

	Amount ($mm)%
Comprehensive Portfolio Composition, measured at fair value:
Senior secured loans—excluding Life Science	$646.8	40.8%
Senior secured loans in SSLP and SSLP II, attributable to Solar Capital	$175.4	11.1%
Senior secured loans—Life Science	$215.3	13.6%
Senior secured loans in Crystal Financial	$481.4	30.3%

Total Senior Secured Loans	$1,518.9	95.8%

Unsecured Securities	$27.9	1.8%
Equity and equity-like securities, excluding Crystal Financial and SSLP Membership Interests	$38.9	2.4%

Total Comprehensive Investment Portfolio	$1,585.7	100.0%

Floating Rate Investments as % of the Income-producing Comprehensive Portfolio	$1,476.6	94.6%

The Comprehensive Portfolio is diversified across 95 unique issuers across 36 distinct industries and with an average exposure of $16.7 million or 1.1% per issuer.

Crystal Financial

At September 30, 2016, Crystal Financial’s $481.4 million funded portfolio consisted of senior secured loans to 29 issuers with an average exposure of $16.6 million. All of the commitments at Crystal Financial are senior-secured loans and over 99% are floating rate. For the quarter ended September 30, 2016, Crystal Financial invested approximately $33.6 million and had portfolio reductions of approximately $69.6 million. For the quarter ended September 30, 2016, Crystal distributed $7.9 million to Solar Capital, consistent with the prior quarter.

Senior Secured Unitranche Loan Program (SSLP and SSLP II)

As of September 30, 2016, SSLP’s $139.0 million portfolio consisted of floating rate senior secured loans to eight different borrowers. During the quarter, SSLP originated $5.2 million in two portfolio companies. Investments repaid during the same period totaled $0.4 million, consisting of contractual amortization. At September 30, 2016, the weighted average yield of SSLP’s portfolio was 7.6%, measured at fair value, 7.6%, measured at cost.

As of September 30, 2016, the Company and Voya had contributed combined equity capital in the amount of $98.9 million to SSLP, and SSLP had borrowings of $42.6 million outstanding under its $200 million senior secured revolving credit facility.

For the quarter ended September 30, 2016, SSLP distributed $1.5 million to Solar Capital. As of September 30, 2016, 100% of SSLP’s portfolio was performing.

On August 5, 2016, the Company entered into an agreement with an institutional investor (the “Investor”) to co-invest in middle market senior secured loans alongside the Company and SSLP. The Company and the Investor made initial equity commitments to SSLP II of approximately $75.0 million and $18.0 million, respectively. As of September 30, 2016, the Company and the institutional investor had contributed combined equity capital in the amount of $54.1 million to SSLP II.

As of September 30, 2016, SSLP II’s $66.6 million portfolio consisted of floating rate senior secured loans to eight different borrowers. During the quarter, SSLP II invested $65.6 million in eight portfolio companies. Investments repaid during the same period totaled $0.3 million, consisting of contractual loan amortization. At September 30, 2016, the weighted average yield of SSLP II’s portfolio was 7.8%, measured at fair value, and 8.1%, measured at cost. As of September 30, 2016, 100% of SSLP II’s portfolio was performing.

At the end of the third fiscal quarter, 2016, SSLP and SSLP II together had $205.6 million of stretch senior secured loans to eleven different borrowers, and the Company had $130.0 million of membership interests in SSLP and SSLP II.

Life Science Lending Platform

The fair value of the life science senior secured portfolio was $215.3 million at September 30, 2016, consisting of senior secured loans to 25 different borrowers with an average investment of $8.6 million. At September 30, 2016, the weighted average yield of the life science loan portfolio, excluding the impact of any exit/success fees and future warrant gains, was 11.0% measured at fair value and 12.0% measured at cost. During the third quarter of 2016, the life science lending platform originated $24.4 million of investments and had $37.5 million of repayments and amortization.

Results of Operations for the Quarter Ended September 30, 2016 compared to the Quarter Ended September 30, 2015.

Investment Income

For the fiscal quarters ended September 30, 2016 and 2015, gross investment income totaled $39.8 million and $30.4 million, respectively. The increase in gross investment income from 2015 to 2016 was primarily due to a larger income producing portfolio as well as prepayment fees.

Expenses

Net expenses totaled $22.8 million (inclusive of $2.7 million of costs related to the amendment and extension of the credit facility) and $13.5 million, respectively, for the fiscal quarters ended September 30, 2016 and 2015. The increase in expenses from 2015 to 2016 was primarily due to higher management fees, performance-based incentive fees, interest expense on a larger income producing investment portfolio, and the expenses related to the amendment of the credit facility.

Net Investment Income

The Company’s net investment income totaled $17.0 million and $17.0 million, or $0.40 and $0.40, per average share, respectively, for the fiscal quarters ended September 30, 2016 and 2015. Excluding the $2.7 million non-recurring expense related to the amendment and extension of our credit facility and adjusting for the impact of fees, net investment income for the three months ended September 30, 2016 totaled $19.1 million, or $0.45 per average share.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains (losses) for the fiscal quarters ended September 30, 2016 and 2015 totaled approximately $8.6 million and ($16.9) million, respectively. The net realized and unrealized gain for the quarter ended September 30, 2016 was primarily due to net appreciation in the value of the overall portfolio.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended September 30, 2016 and 2015, the Company had a net increase in net assets resulting from operations of $25.6 million and $0.1 million, respectively. For the same periods, earnings per average share were $0.61 and $0.00, respectively.

Liquidity and Capital Resources

As of September 30, 2016, the Company had a total of $287.3 million of unused borrowing capacity under the Company’s senior secured revolving credit facility, subject to borrowing base limits. Additionally, at September 30, 2016, SSLP had $42.6 million drawn and $157.5 million of unused borrowing capacity on the SSLP Facility, subject to borrowing base limits.

On September 30, 2016, the Company amended its senior secured revolving credit facility. The amendment, among other things, (a) extended the maturity date of the credit facility to September 30, 2021, (b) modified the average interest spread from LIBOR plus 2.25% by including a pricing grid based on LIBOR plus an applicable spread of 2.00% or 2.25%, depending on the ratio of the borrowing base to certain indebtedness of the Company, among other factors, and (c) temporarily increased the size of the credit facility from $540 million to $555 million. The credit facility continues to include an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the credit facility up to $800 million.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with 1 representing the least amount of risk.

As of September 30, 2016, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$100.5	7.4%
2	$1,167.9	85.7%
3	$90.9	6.7%
4	$2.5	0.2%

Financial Statements and Tables

SOLAR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except share amounts)

	September 30, 2016 (unaudited)	December 31, 2015
Assets
Investments at fair value:
Companies less than 5% owned (cost: $890,455 and $926,055, respectively)	$876,797	$886,788
Companies 5% to 25% owned (cost: $8,511 and $8,511, respectively)	1,294	1,233
Companies more than 25% owned (cost: $460,168 and $410,142, respectively)	483,736	424,570

Total investments (cost: $1,359,134 and $1,344,708, respectively)	1,361,827	1,312,591
Cash	3,755	2,587
Cash equivalents (cost: $289,940 and $274,983, respectively)	289,940	274,983
Receivable for investments sold	9,368	11,374
Interest receivable	6,736	6,408
Dividends receivable	9,753	8,487
Prepaid expenses and other assets	987	874

Total assets	$1,682,366	$1,617,304

Liabilities
Revolving credit facilities	$217,700	$207,900
Unsecured senior notes ($100,000 and $100,000 face amounts, respectively, reported net of unamortized debt issuance costs of $2,913 and $2,996, respectively.)	97,087	97,004
Senior secured notes	75,000	75,000
Term loan	50,000	50,000
Distributions payable	16,899	16,986
Payable for cash equivalents purchased	289,940	274,983
Management fee payable	7,318	6,523
Performance-based incentive fee payable	4,251	1,408
Administrative services expense payable	2,388	2,324
Interest payable	2,713	1,665
Other liabilities and accrued expenses	1,507	813

Total liabilities	$764,803	$734,606

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,248,525 and 42,464,762 shares issued and outstanding, respectively	$422	$425
Paid-in capital in excess of par	990,586	993,991
Distributions in excess of net investment income	(12,838)	(15,592)
Accumulated net realized loss	(63,300)	(64,009)
Net unrealized appreciation (depreciation)	2,693	(32,117)

Total net assets	$917,563	$882,698

Net Asset Value Per Share	$21.72	$20.79

SOLAR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share amounts)

	Three months ended
	September 30, 2016	September 30, 2015
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$29,076	$21,066
Companies more than 25% owned	429	639
Dividends:
Companies less than 5% owned	1	8
Companies more than 25% owned	9,852	8,393
Other income:
Companies less than 5% owned	403	334
Companies more than 25% owned	37	5

Total investment income	39,798	30,445

EXPENSES:
Management fees	$7,318	$6,254
Performance-based incentive fees	4,251	1,971
Interest and other credit facility expenses	8,519	3,875
Administrative services expense	1,617	1,245
Other general and administrative expenses	1,089	811

Total expenses	22,794	11,987

Performance-based incentive fees waived	—	(700)
Net expenses	22,794	13,456
Net investment income	$17,004	$16,989

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$469	$151
Companies 5% to 25% owned	301	337
Companies more than 25% owned	—	(373)

Net realized gain on investments and cash equivalents	770	115
Net realized loss on foreign currencies	(1)	(42)

Net realized gain	769	73

Net change in unrealized gain (loss) on investments and cash equivalents	7,846	(17,008)
Net change in unrealized gain (loss) on foreign currencies	—	32

Net change in unrealized gain (loss)	7,846	(16,976)

Net realized and unrealized gain (loss) on investments, cash equivalents and foreign currencies	8,615	(16,903)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$25,619	$86

EARNINGS PER SHARE	$0.61	$0.00

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact

Investor Relations

(646) 308-8770